SUBSIDIARY GUARANTEE

SUBSIDIARY GUARANTEE, dated as of November 24, 2015 (this “Guarantee”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of the holders (together with its permitted assigns, the “Holders”) to those certain promissory notes, dated as of the date hereof, between Viscount Systems, Inc., a Nevada corporation (the “Company”) and the Holders (each a “Note” and collectively, the “Notes”).

W I T N E S S E T H:

WHEREAS, the Company has agreed to issue to the Holders the Notes upon conversion of certain shares of Series A Convertible Redeemable Preferred Stock, subject to the terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the premises, each Guarantor hereby agrees with the Holders as follows:

1.     Definitions. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agent” shall have the meaning ascribed to such term in the Security Agreement.

“Guarantee” means this Subsidiary Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

“Indebtedness” shall have the meaning ascribed to such term in the Notes.

“IP Security Agreement” means that certain intellectual property security agreement, dated November 24, 2015, by and among the Company and the Holders.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Obligations” means, in addition to all other costs and expenses of collection incurred by Holders in enforcing any of such Obligations and/or this Guarantee, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company or any Guarantor to the Holders, including, without limitation, all obligations under this Guarantee, the Notes and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Holders as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company or any Guarantor from time to time under or in connection with this Guarantee, the Notes and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any Guarantor.

“Person” shall have the meaning ascribed to such term in the Notes.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means that certain security agreement, dated November 24, 2015, by and among the Company and the Guarantors.

“Transaction Documents” shall mean the Notes, the Security Agreement, the IP Security Agreement and this Guarantee.

2.         Guarantee.

(a)     Guarantee.

(i)     The Guarantors hereby, jointly and severally,unconditionally and irrevocably, guarantee to the Holders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(ii)     Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 2(b)).

(iii)      Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Holders hereunder.

(iv)      The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by indefeasible payment in full.

(v)      Notwithstanding anything to the contrary in this Guarantee, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantors is not reasonably possible (e.g. the issuance of the Company's Common Stock), the Guarantors shall only be liable for making the Holders whole on a monetary basis for the Company's failure to perform such Obligations in accordance with the Transaction Documents.

(b)      Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Holders and each Guarantor shall remain liable to the Holders for the full amount guaranteed by such Guarantor hereunder.

(c)      Amendments, Etc. With Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Holders may be rescinded by the Holders and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Holders, and the Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Holders may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Holders for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Holders shall have no obligation to protect, secure, perfect or insure any Lien at any time held by the Agent for the benefit of the Holders as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

(d)      Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Holders upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Holders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives to the extent permitted by law diligence, presentment or protest to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Transaction Documents, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Holders or (b) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Holders may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Holders to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Holders against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

(e)      Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Holders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

3.      Representations and Warranties. Each Guarantor hereby makes the following representations and warranties to Holders as of the date hereof:

(a)      Organization and Qualification. The Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of the applicable jurisdiction set forth on Schedule 1, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Guarantor has no subsidiaries other than those identified as such on Schedule 3(a) hereto. The Guarantor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Guarantee in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Guarantor or (z) adversely impair in any material respect the Guarantor's ability to perform fully on a timely basis its obligations under this Guarantee (a “Material Adverse Effect”).

(b)      Authorization; Enforcement. The Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Guarantee, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guarantee by the Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Guarantor. This Guarantee has been duly executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c)      No Conflicts. The execution, delivery and performance of this Guarantee by the Guarantor and the consummation by the Guarantor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation or bylaws, each as amended, or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Guarantor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Guarantor is subject (including Federal and State securities laws and regulations), or by which any material property or asset of the Guarantor is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

(d)      Consents and Approvals. The Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by the Guarantor of this Guarantee.

(e)      Transaction Documents. The representations and warranties of the Company set forth in the Transaction Documents as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Transaction Documents, and the Holders shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company's knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor's knowledge.

(f)      Foreign Law. Each Guarantor has consulted with appropriate foreign legal counsel with respect to any of the above representations for which non-U.S. law is applicable. Such foreign counsel have advised each applicable Guarantor that such counsel knows of no reason why any of the above representations would not be true and accurate. Such foreign counsel were provided with copies of this Subsidiary Guarantee and the Transaction Documents prior to rendering their advice.

4.      Miscellaneous.

(a)      Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing by the Agent (or, in the event the Agent no longer holds the Notes, in writing by the holder of the Notes).

(b)      Notices. All notices, requests and demands to or upon the Holders or any Guarantor hereunder shall be effected in the manner provided for in the Notes, provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 4(b).

(c)      No Waiver By Course Of Conduct; Cumulative Remedies. The Holders shall not by any act (except by a written instrument pursuant to Section 4(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Transaction Documents. No failure to exercise, nor any delay in exercising, on the part of the Holders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Holders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Holders would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d)      Enforcement Expenses; Indemnification.

(i)      Each Guarantor agrees to pay, or reimburse the Holders for,all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Holders.

(ii)      Each Guarantor agrees to pay, and to save the Holders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

(iii)      The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Transaction Documents.

(e)      Successor and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Holders and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Holders.

(f)      Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(g)      Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h)      Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(i)      Integration. This Guarantee and the other Transaction Documents represent the agreement of the Guarantors and the Holders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Holders relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

(j)      Governing Laws. All questions concerning the construction, validity, enforcement and interpretation of this Guarantee shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the Company and the Guarantors agree that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guarantee (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each of the Company and the Guarantors hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guarantee and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guarantee or the transactions contemplated hereby.

(k)      Acknowledgements. Each Guarantor hereby acknowledges that:

(i)      it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party; and

(ii)      no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Holders.

(l)      Additional Guarantors. The Company shall cause each of its subsidiaries formed or acquired on or subsequent to the date hereof to become a Guarantor for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of Annex 1 hereto.

(m)      Release of Guarantors. Each Guarantor will be released from all liability hereunder concurrently with the indefeasible repayment in full of all amounts owed under the Notes and the other Transaction Documents.

(n)      WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE HOLDERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

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(Signature Pages Follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

VISCOUNT COMMUNICATION AND
CONTROL SYSTEMS INC.

By:
Name:
Title:

AGREED TO AND ACCEPTED:
as Agent
ONE EAST CAPITAL ADVISORS

By:
Name:
Title:

SCHEDULE 1

GUARANTORS

The following are the names, notice addresses and jurisdiction of organization of each Guarantor.

COMPANY
	JURISDICTION OF	OWNED BY
	INCORPORATION	PERCENTAGE
----------	-------------	----------

Annex 1 to
SUBSIDIARY GUARANTEE

ASSUMPTION AGREEMENT, dated as of ____ __, ______ made by ______________________________ , a ______________ corporation (the “Additional Guarantor”), in favor of the Holders pursuant to the Notes referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee (as defined below).

W I T N E S S E T H :

WHEREAS, Viscount Systems, Inc., a Nevada corporation (the “Company”), has issued to the Holders promissory notes, dated as of [___________, 20__ (as amended, supplemented or otherwise modified from time to time, the “Notes”);

WHEREAS, in connection with the Notes, Viscount Communication and Control Systems Inc., a wholly-owned subsidiary of the Company (the “Subsidiary”), has entered into the Subsidiary Guarantee, dated as of [__________________, 20__ (as amended, supplemented or otherwise modified from time to time, the “Guarantee”) in favor of the Holders;

WHEREAS, the Notes require the Additional Guarantor to become a party to the Guarantee; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee;

NOW, THEREFORE, IT IS AGREED:

1.      Guarantee. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 4(l) of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1 hereto is hereby added to the information set forth in Schedule 1 to the Guarantee. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as the date hereof as to such Additional Guarantor (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.      Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONALGUARANTOR]

By:
Name:
Title: